UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2014

Toys “R” Us, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 26, 2014, Toys “R” Us, Inc. (the “Company”), in connection with a presentation to be made at an analyst conference, plans to disclose the following comparable stores net sales information of the Company: (i) for the fourth quarter of fiscal 2013 ending February 1, 2014, the Company’s Domestic Segment comparable store net sales were down 4.1% as compared to being down 4.5% for the same period last year; and (ii) for the 8-week period from December 29, 2013 to February 22, 2014 versus the 8-week period from December 30, 2012 to February 23, 2013, the Company’s domestic comparable store net sales were up 3.0% as compared to being down 7.8% for the 8-week period from December 30, 2012 to February 23, 2013 versus the 8-week period from January 1, 2012 to February 25, 2012. The Domestic Segment comparable store net sales for the above-mentioned current 8-week period were assisted by improved e-commerce sales primarily driven by the Company’s enhanced free shipping program and improved in-store sales performance primarily driven by strength in the Learning and Entertainment categories. These sales figures speak only for the periods indicated above and sales for other periods, including for the first quarter of fiscal 2014, may differ materially from the results discussed above.

The foregoing financial information, which has been furnished solely for this Item 2.02, shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc. (Registrant)

Date: February 26, 2014	By:	/s/ F. Clay Creasey, Jr.

	Name:	F. Clay Creasey, Jr.
	Title:	Executive Vice President – Chief Financial Officer

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